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                                                                     Exhibit 8.3


                                                               September 7, 1999


      Frontier Corporation
      180 South Clinton Avenue
      Rochester, New York 14646
      U.S.A.

      Dear Sirs

      Frontier Corporation ("Frontier")--Merger with GCF Acquisition Corp.
      ("GCF")


                We have acted as special legal counsel in Bermuda to Frontier in connection with the proposed merger of Frontier with GCF (the "Merger") as more fully described in the Registration Statements as defined below).

                For the purposes of giving this opinion, we have examined the Registration Statement on Form S-4 of Global Crossing Ltd. and the Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-82657) filed with the U.S. Securities and Exchange Commission (together, the "Registration Statements", which term does not include any exhibits thereto or any documents incorporated therein by reference).

           We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified), (b) the accurateness and completeness of all factual representations made in the Registration Statements and other documents reviewed by us, and (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinion expressed herein.

           We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is governed by and construed in accordance with the laws of Bermuda and is limited to and given on the basis of the current law and practice in Bermuda.

           On the basis of, and subject to, the foregoing we are of the opinion that the statements in the Registration Statements under the heading "Certain federal income tax and Bermuda tax consequences--Bermuda tax consequences", to the extent that they constitute matters of Bermuda law, accurately set forth the material Bermuda tax consequences of the Merger to the stockholders of Frontier under existing Bermuda law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and the reference to our firm in the sections headed "Certain federal income tax and Bermuda tax consequences--Bermuda tax consequences" and "Legal Matters". By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933.

                               Yours faithfully


                                        /s/ Conyers Dill & Pearman
                               -----------------------------------------
                                   Conyers Dill & Pearman